EXHIBIT 11

                           UNITED VANGUARD HOMES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                                       PRIMARY EARNINGS PER SHARE
                                                                                                       THREE MONTHS ENDED JUNE 30,
                                                                                                   ---------------------------------

                                                                                                      1995                   1996
                                                                                                   ----------             ----------
Earnings .............................................................................             $   38,692             $   38,605
                                                                                                   ----------             ----------


Shares

   Weighted average shares outstanding(1) ............................................              1,651,897              2,191,014

   Dilutive stock options and warrants ...............................................                 30,041                  6,152
                                                                                                   ----------             ----------


Weighted average common and equivalent shares outstanding ............................              1,681,938              2,197,166
                                                                                                   ==========             ==========


Primary earnings per share ...........................................................             $     0.02             $     0.02
                                                                                                   ==========             ==========


                                                                                                   FULLY DILUTED EARNINGS PER SHARE
                                                                                                      THREE MONTHS ENDED JUNE 30,
                                                                                                   ---------------------------------

                                                                                                         1995                   1996
                                                                                                   ----------             ----------

Earnings .............................................................................             $   38,692             $   38,605

Net interest expense related to convertible debt .....................................                 41,056                 20,448
                                                                                                   ----------             ----------


   Adjusted net earnings .............................................................                 79,748                 59,053
                                                                                                   ----------             ----------


Shares


   Weighted average shares outstanding(1) ............................................              1,651,897              2,191,014

   Dilutive stock options and warrants ...............................................                 30,041                  6,152

Common shares issuable upon conversion ...............................................                400,280                190,876
                                                                                                   ----------             ----------


Weighted average common and equivalent shares outstanding ............................              2,082,216              2,388,042
                                                                                                   ==========             ==========


Filly diluted earnings per share .....................................................             $     0.04             $     0.02
                                                                                                   ==========             ==========


(1) Excluded from the weighted average shares outstanding are 46,936 common shares to be held in escrow, for which the conditions for release are not currently being met.


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